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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 24, 1997

                          THE LINCOLN ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

        Ohio                       0-1402                     34-0359955
(State of incorporation)    (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

22801 St. Clair Avenue, Cleveland, Ohio                         44117
(Address of principal executive offices)                      (Zip Code)

                                 (216) 481-8100
              (Registrant's telephone number, including area code)


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                          THE LINCOLN ELECTRIC COMPANY

Item 5.  Other Events.
         -------------

The Company has been named recently as a co-defendant in additional lawsuits in Superior Court, Los Angeles County, California, all arising from alleged property damage claimed to result from the Northridge, California earthquake of January 1994. There are six such actions in total, including the previously reported case.

The Company has been named as a defendant, but not yet served, along with a large number of "Doe" defendants, in a class action complaint filed on January 16, 1997, PACIFIC DESIGN CENTER AND AUTOMOBILE CLUB OF CALIFORNIA V. THE LINCOLN ELECTRIC COMPANY, ET AL. Two building owners, purportedly on behalf of themselves and other building owners in Los Angeles County, allege that a certain category of welding electrode manufactured by the Company and other defendants was defective for use in "moment resisting" steel frame buildings in seismically sensitive areas. According to the complaint, which was amended on January 22, 1997, there may be 1500 such buildings, and damages including the costs of inspection, retrofitting and repair, loss of income and diminution in value of the buildings exceed $1 billion. The plaintiffs also seek punitive damages in an unspecified amount.

The other four additional cases are not pled as class actions. TCW REALTY FUND VA HOLDING COMPANY V. TISCHMAN CONSTRUCTION CORPORATION OF CALIFORNIA, ET AL., initially filed in July, 1995, is a case that alleges breach of warranty and negligence in the design, supervision and construction of an office/garage building. The plaintiffs added the Company as a co-defendant in early January 1997. Plaintiffs seek an unspecified amount of general, special, consequential, and incidental damages. The case has been stayed until August 1997 pending resolution of a dispute between the plaintiffs and their insurers. THE CALIFORNIA EMPLOYEES RETIREMENT SYSTEM V. THE LINCOLN ELECTRIC COMPANY, ET AL., UNIVERSAL STUDIOS, INC. V. THE LINCOLN ELECTRIC COMPANY, ET AL. AND U. S. BANCORP MORTGAGE COMPANY V. THE LINCOLN ELECTRIC COMPANY, ET AL. are three substantially similar cases filed on January 16, 1997 (but not yet served on the Company), alleging that the Company and various defendants manufactured and marketed welding electrode that was defective given its intended application in seismic zone building construction. The plaintiffs seek an unspecified amount of compensatory and punitive damages. Each of the three complaints acknowledges that the producer of the welding electrode which caused plaintiff's injuries has not yet been identified.

The Company intends to vigorously defend against all these actions.

The Company notes that there has been extensive coverage in the media of allegations concerning the Company's products in the "St. John's Medical Plaza
v. Dillingham Construction" litigation previously reported in, INTER ALIA, the Company's periodic reports on Form 10-Q for the periods ended June 30, 1996 and September 30, 1996. The Company has responded in part to such media coverage; see its press release of January 6, 1997 filed as an exhibit to the Company's interim report on Form 8-K dated January 6, 1997. While the Company reserves the right to respond as it deems appropriate to future developments in existing or any additional litigation arising out of the Northridge earthquake, the Company does not anticipate filing any additional reports concerning pending or additional litigation except as part of its regular periodic reports.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               THE LINCOLN ELECTRIC COMPANY

/s/     H. Jay Elliott
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H. Jay Elliott
Senior Vice President,
Chief Financial Officer and Treasurer

January 24, 1997





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